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Exhibit 15.1

Report of Independent Registered Public Accounting Firm
on
Financial Statement Schedule

To the Board of Directors and shareholders of Xyratex Ltd:

        Our audit of the consolidated financial statements referred to in our report dated February 21, 2006 appearing in the 2005 Annual Report on form 20-F of Xyratex Ltd is also included an audit of the financial statements schedule listed in exhibit number 15.2 of this Form 20-F. In our opinion, the financial statement schedule present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Southampton England February 21, 2006

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  Exhibit 15.1
Report of Independent Registered Public Accounting Firm on Financial Statement Schedule